UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2010

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-11723	94-2883067
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/2 Village Brooke, LLC, a Delaware limited liability company (the “Company”).   The Company owns Glenbridge Manor Apartments (“Glenbridge Manor”), a 290-unit apartment complex located in Cincinnati, Ohio. On June 4, 2010, the Registrant, the Company and Apartment Investment and Management Company (“AIMCO”), an affiliate of the general partner of the Registrant, reached a settlement agreement (the “Agreement”) with the architect, general contractor, soils engineer and retaining wall contractor (collectively, the “Defendants”) for Glenbridge Manor totaling $5,300,000. Upon execution of the Agreement, the Registrant received reimbursement for its attorneys fees of $2,300,000 from the Defendants, with the remainder of the proceeds having been reimbursed to AIMCO’s risk pool for the insurance proceeds previously paid to the Registrant.

The Registrant used its share of the settlement proceeds to repay outstanding loans and payables due to an affiliate of the Registrant’s general partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

By: ConCap Equities, Inc.
General Partner

By: /s/Steven D. Cordes
Steven D. Cordes
Senior Vice President

Date: June 10, 2010